Exhibit 99.1

Imagis and Briyante Announce Revised Terms of Acquisition
and New Management Team

VANCOUVER, CANADA, July 14, 2003 - Imagis Technologies Inc. ("Imagis") (OTCBB: IGSTF; TSX.V: NAB; Germany: IGY) and Briyante Software Corp. ("Briyante") (TSX-VEN: BSC) announced today that the companies have entered into a Memorandum of Understanding to proceed with the acquisition of Briyante by Imagis under the following revised terms:

(a)     Imagis will acquire all outstanding shares of Briyante in exchange for shares of Imagis, such that former shareholders of Briyante will own 40% of the outstanding share capital of Imagis before the additional issuances to debt holders described below;

(b)     Imagis and Briyante intend to raise capital by way of a debt offering (the "Debt") to fund the operations of Imagis and Briyante, the target for such offering being an aggregate amount of $1.63 million. The previously announced line of credit and debentures will be included in the aggregate amount;

(c)     As part of the Acquisition, the holders of the Debt will be offered a limited-time opportunity to convert the Debt for common shares of Imagis (post-acquisition). The total number of shares issuable will be such that if the targeted maximum amount of $1.63 million in Debt is converted into equity, the holders of the Debt will be issued 21% of the equity of Imagis (post-acquisition), with the current shareholders of Imagis and Briyante being diluted on a pro rata basis. If the total amount of Debt converted is more or less than $1.63 million, the total number of shares issuable to holders of the Debt who convert will be adjusted pro rata; and

(d)     Following the Acquisition and the conversion of the Debt into shares of Imagis, the common shares of Imagis will be consolidated on a basis acceptable to Imagis and Briyante (currently proposed to be approximately ten for one).

The Acquisition will be subject to entering into a definitive agreement, regulatory approval and shareholder approval of both companies.

Imagis and Briyante are excited about moving forward with the combination of the two companies. In our opinion, it has become apparent while we have worked together over the past several months that there are significant synergies generated with the two companies combining efforts, both in terms of technology offerings and business opportunities. We look forward to the successful integration of our operations and building our business together. In conjunction with the announcement of the growth of Imagis with the addition of Briyante, Imagis is announcing an expansion and restructuring of its executive management team.

Imagis is pleased to announce the appointment of Mr. Roy Trivett as the President and Chief Executive Officer of Imagis. Mr. Trivett is a professional engineer and holds a Masters Degree in systems engineering from Carleton University. He brings a wealth of experience in building and operating successful software companies, including co-founding and expanding Architel Systems Corporation into an international telecommunications software company that was eventually bought by Nortel Networks for in excess of $600 million. He has been a director of Imagis since March 2000 and will also continue in that capacity.

Imagis is also pleased to announce that Mr. Iain Drummond, the past President and CEO of Imagis, will remain with the company as Vice President and Managing Director, International. Mr. Drummond's valuable contribution to Imagis' development will continue and he will play a key role in Imagis business strategy going forward.

Upon completion of the Acquisition of Briyante Mr. Al Kassam, the President and CEO of Briyante, will join Imagis in the role of Vice President, Technology and Development and Chief Technology Officer. Mr. Kassam will provide strong leadership in the crucial research and development and technology areas of the company and Imagis is very pleased to have Mr. Kassam's expertise and experience added to its management team. He will continue to lead the integrated justice projects and will also be joining the Imagis Board of Directors as a Director.

Mr. Wayne Smith, the current Chief Financial Officer of Imagis, will be taking on the expanded responsibilities of Chief Operating Officer and Vice President, Finance. Mr. Smith has been instrumental as part of the team that has reduced Imagis costs dramatically while maintaining its core operations and Imagis is looking forward to his continued strong leadership in the areas of finance and operations.

Mr. Tim Ruggles will continue in his role of Vice President, Business Development with a particular emphasis on business partner relationships and strategic marketing initiatives.

Imagis is confident that the addition of Mr. Trivett and Mr. Kassam to its executive team and the restructuring of its existing management to provide the best integration of the individuals' skill sets with the key elements of Imagis' business strategy will provide the company with the structure and focus necessary to successfully grow the business.

About Imagis Technologies Inc.
 Imagis Technologies Inc. (OTCBB: IGSTF; TSX.V: NAB; Germany: IGY) develops and markets breakthrough technology that allows for the rapid development and deployment of information sharing and biometric identification applications that are used in law enforcement, transportation security, immigration and customs, gaming, and other security and homeland defense initiatives.

The Company, whose Chairman is Oliver ("Buck") Revell, the former associate deputy director of the FBI, has over 140 installations of its software located across the United States, the United Kingdom, Canada, Latin America and Asia-Pacific. This includes one of the UK's national police agencies; RCMP, police, and sheriff departments across the United States and Canada; New Zealand Customs; the Government of Singapore, and Toronto's Pearson International Airport.

For more information about Imagis Technologies, please visit http://www.imagistechnologies.com.

About Briyante Software Corp.
 Briyante Software Corp. (TSX-VEN:BSC) is the developer and marketer of the Justice Integration Server (JIS). The JIS allows all agencies within the Justice and Public Safety arena to share information with one another in a safe and controlled manner. Through the JIS' patent-pending visual metaphors, agencies with disparate systems (RMS, CAD, JMS, CMS, etc.) can publish or access relevant data without the need for programming. Agencies are free to share as much or as little data with their partners in a highly-secure manner without having to give up ownership of the data. Built on Microsoft.NET, the JIS is a completely standards-based product utilizing WEB Services and UDDI to create complex Regional Information Sharing Systems (RISS) networks easily and quickly. The JIS client software can currently be used as both a standard desktop application and as a Web-based service. Mobile versions of the client software can be used on a number of systems, including any Microsoft Pocket PC-based computing software. Briyante is a Microsoft Certified Partner and is authorized for Microsoft's Windows XP logo identification program.

To learn more about Briyante, please visit http://www.briyante.com.

ON BEHALF OF THE BOARD OF DIRECTORS

"Roy Trivett"
President and CEO, Imagis Technologies Inc.

Media and Investor Inquiries:
John Lyotier
Manager, Marketing & Communications
Imagis Technologies Inc.
Phone: +1-604-684-2449 Ext. 226
E-mail: info@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

The offered securities will not be registered under the Unites States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act. The news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

Forward Looking Statements: This press release may contain statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.'s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.